                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                           HORIZON OFFSHORE, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                     [LOGO]

To our stockholders:

    You are cordially invited to our 2001 annual meeting of stockholders to be held in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas, on Thursday, May 10, 2001, at 10:00 a.m. Central Time.

    The attached notice of annual meeting and proxy statement describe the matters to be transacted at the meeting, which includes the election of two directors, a vote to approve an amendment to our Stock Incentive Plan and such other business as may properly come before the meeting.

    Our board has nominated Jonathan D. Pollock and Bill J. Lam for re-election to the board of directors and urges you to vote for their re-election. Our board has also approved an amendment to our Stock Incentive Plan and urges you to vote for the approval of the amendment.

    Please sign, date and return the enclosed proxy card promptly. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy card.

                                          Sincerely,

                                          /s/ BILL J. LAM

                                          Bill J. Lam
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001

                            ------------------------

DATE:          Thursday, May 10, 2001

TIME:          10:00 a.m. (Central Time)

PLACE:         Board room, Horizon Offshore, Inc., 2500 CityWest Boulevard,
               Suite 2200, Houston, Texas

PURPOSE:       (1)  To elect two directors;

               (2) To vote on an amendment to our Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan; and

               (3) To transact such other business as may properly come before the meeting.

RECORD DATE:   Close of business on March 29, 2001.

    Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. You may revoke your proxy at any time before it is voted. We appreciate your cooperation.

                                          By Order of the Board of Directors

                                          /s/ DAVID W. SHARP

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 10, 2001

                             HORIZON OFFSHORE, INC.
                            2500 CITYWEST BOULEVARD
                                   SUITE 2200
                              HOUSTON, TEXAS 77042

                                 APRIL 10, 2001

                            ------------------------

                                PROXY STATEMENT

    WE WILL BEGIN MAILING THIS PROXY STATEMENT TO OUR STOCKHOLDERS ON OR ABOUT APRIL 16, 2001.

    We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 2001 annual meeting of stockholders to be held on Thursday, May 10, 2001 at 10:00 a.m. Central Time in the board room at Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas.

    WHO CAN VOTE

    If you held any of our common stock at the close of business on March 29, 2001 then you will be entitled to notice of and to vote at our 2001 annual meeting. On that date, we had 22,796,143 shares of our common stock outstanding.

    QUORUM

    The presence of a majority of our common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. We will count shares of common stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

    VOTING RIGHTS

    Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Inspectors of election will count votes cast at the annual meeting. The directors will be elected by a plurality of the shares voted. The proposed amendment must be approved by a majority of the total votes cast in person or by proxy on the amendment. All other matters are generally decided by the affirmative vote of a majority vote of the outstanding common stock, except as otherwise provided by statute, our certificate of incorporation and our bylaws.

    Abstentions and broker non-votes will have no effect on the election of directors or the approval of the proposed amendment. An abstention as to any other matters will have the effect of a vote against the proposals. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

    HOW YOUR PROXY WILL BE VOTED

    The board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

    GRANTING YOUR PROXY

    If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, the proxy representing your common stock will be voted in favor of the proposed director nominees and the amendment to our Stock Incentive Plan.

    We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named in the enclosed proxy intend to vote in accordance with their judgment on any matters that may properly come before the meeting.

    REVOKING YOUR PROXY

    If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before your proxy is voted. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

    PROXY SOLICITATION

    We will pay all expenses of soliciting proxies for the 2001 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Certain of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.

    STOCKHOLDER PROPOSALS

    If you want us to consider including a proposal in next year's proxy statement, you must deliver it IN WRITING to David W. Sharp, Corporate Secretary, Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042 by January 10, 2002.

    If you want to present a proposal at next year's annual meeting, but do not wish to have it included in our proxy statement, you must submit it IN WRITING to David W. Sharp, at the above address, by March 8, 2002 in accordance with the specific procedural requirements in our bylaws. If you would like a copy of these procedures, please contact David W. Sharp. If you fail to comply with our bylaw procedures and deadline, we may preclude presentation of the matter at the next annual meeting.

                             ELECTION OF DIRECTORS

GENERAL

    Our board of directors has fixed the number of directors at six. Our certificate of incorporation divides our board of directors into three classes. The members of each class serve for three years, with one class to be elected at each annual meeting. The terms of Messrs. Pollock and Lam will expire at the 2001 annual meeting.

    Our board has nominated Messrs. Pollock and Lam for additional three-year terms. The persons named in the enclosed form of proxy intend to vote your proxy for the re-election of Messrs. Pollock and Lam, unless you direct them to vote otherwise. If either Mr. Pollock or Mr. Lam should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by our board of directors.

    OUR BOARD OF DIRECTORS HAS NOMINATED AND URGES YOU TO VOTE FOR THE RE-ELECTION OF MESSRS. POLLOCK AND LAM.

    The following table provides you with certain information, as of March 31, 2001, about Messrs. Pollock and Lam and each of our other directors:

                                                                                            NOMINATED
                                                                                 DIRECTOR   FOR TERM
NOMINEE                   AGE                  PRINCIPAL OCCUPATION               SINCE     EXPIRING
-------                 --------   --------------------------------------------  --------   ---------
Jonathan D. Pollock        37      Mr. Pollock served as our Chairman of the       1995       2004
                                   Board from our inception until October 1999.
                                   Mr. Pollock has been employed for more than
                                   five years by Elliott Management
                                   Corporation, an affiliate of our principal
                                   stockholders, as a portfolio manager. He is
                                   the manager of the London office of Elliott
                                   Management Corporation. Mr. Pollock is a
                                   director of Prime Natural Resources, Inc.,
                                   an oil and gas exploration company, and
                                   Grant Geophysical, Inc., a seismic data
                                   acquisition company. He is also Chairman of
                                   the Board of Odyssea Marine, Inc., a
                                   diversified marine services company and
                                   independent power producer.

Bill J. Lam                34      Mr. Lam has served as our President and         1997       2004
                                   Chief Executive Officer since December 1997.
                                   From July 1997 to November 1997, Mr. Lam was
                                   our Vice President--Operations. Prior to
                                   being employed by us, Mr. Lam held various
                                   supervisory positions for the following
                                   providers of marine construction services to
                                   the offshore oil and gas industry: Lowe
                                   Offshore, Inc. (from January 1997 to July
                                   1997) and J. Ray McDermott, S.A. (from
                                   January 1995 to January 1997) and OPI
                                   International, Inc. (from August 1990 to
                                   January 1995).

                                                                                 DIRECTOR     TERM
CONTINUING DIRECTORS      AGE                  PRINCIPAL OCCUPATION               SINCE     EXPIRES
--------------------    --------   --------------------------------------------  --------   --------
Michael R. Latina          28      Mr. Latina has been a portfolio manager of      2000       2002
                                   the oil and gas investments for Elliott
                                   Management Corporation since January 1998.
                                   Previously, he was employed as an analyst
                                   for Elliott Management Corporation from
                                   February 1996 to December 1997 and as an
                                   investment banker in the Media and
                                   Entertainment Group of Bear, Stearns & Co.,
                                   Inc. from August 1994 to February 1996. Mr.
                                   Latina is a director of Prime Natural
                                   Resources, Odyssea Marine, Grant Geophysical
                                   and Intedyne, L.L.C., a provider of drilling
                                   tools to the oil and gas industry. He is
                                   also a director of Baycorp Holdings, Inc.,
                                   an independent wholesale generator of
                                   electricity, and Houston Street Exchange,
                                   Inc., a leading online trading exchange for
                                   energy commodities.

Derek Leach                50      Mr. Leach has been Project Director of          2000       2002
                                   Petrodrill Engineering since February 1998.
                                   He has approximately 24 years of experience
                                   in the subsea construction business during
                                   which time he has worked for Coflexip Stena
                                   Offshore Group, S.A., Whartom Williams
                                   Taylor and Vickers Oceanics. From 1996 to
                                   1998, Mr. Leach was the Senior Executive
                                   Vice President of Coflexip Stena Offshore
                                   and was responsible for worldwide subsea
                                   construction activity and offshore vessel
                                   and equipment operations. From 1995 to 1996,
                                   he was Coflexip Stena's Senior Vice
                                   President--North Sea Operations and Offshore
                                   Resources.

James Devine               42      Mr. Devine has served as our Chairman of the    1998       2003
                                   Board since October 1999. He has been a
                                   commercial consultant to the oil and gas
                                   industry since 1996. From 1994 to 1996, Mr.
                                   Devine served as Corporate Vice President
                                   and General Counsel of Coflexip Stena
                                   Offshore Group, S.A. Since December 2000,
                                   Mr. Devine has been a director of Grant
                                   Geophysical and has served as its Chairman
                                   of the Board since March 2001.

                                                                                 DIRECTOR     TERM
CONTINUING DIRECTORS      AGE                  PRINCIPAL OCCUPATION               SINCE     EXPIRES
--------------------    --------   --------------------------------------------  --------   --------
Edward L. Moses, Jr.       64      Mr. Moses has been involved in managing his     1998       2003
                                   personal investments since April 2000.
                                   Previously, Mr. Moses served as the
                                   President and Chief Executive Officer of
                                   Prime Natural Resources from January 1998
                                   until April 2000 and as a consultant to our
                                   executive management from January 1998 until
                                   December 1999. Mr. Moses served as Senior
                                   Vice President--Engineering and Production
                                   of DeepTech International Inc. from 1992
                                   until January 1998 and as a managing
                                   director of Deepwater Systems from August
                                   1993 to January 1998.

    Our board of directors has primary responsibility for directing our management and affairs. During 2000, our board of directors held four meetings. Each director attended 75% or more of the aggregate number of meetings held during 2000 of the board of directors and committees of which he was a member.

    To provide for effective direction and management of our business, our board has established an audit committee and a compensation committee. Our board does not have a nominating committee. The following tables provide you with information about our audit and compensation committees. None of the members of these committees is an officer or employee of us or any of our subsidiaries.

AUDIT
COMMITTEE MEMBERS:             FUNCTIONS OF THE COMMITTEE:
------------------             ---------------------------
Derek Leach                    -          Reviews our financial statements and annual audit

Jonathan D. Pollock            -          Exercises general oversight of the integrity and
                                          reliability of our accounting and financial reporting
                                          practices and the effectiveness of our system of internal
                                          controls

                               -          Meets with our independent auditors to review their
                                          reported results and assessment of internal controls

COMPENSATION
COMMITTEE MEMBERS:             FUNCTIONS OF THE COMMITTEE:
-----------------------------  ---------------------------------------------------------------------
Edward L. Moses, Jr.           -          Analyzes, reviews and makes recommendations to our board
                                          concerning compensation programs

Jonathan D. Pollock            -          Administers our Stock Incentive Plan

    The audit committee held five meetings in 2000. The compensation committee did not hold any physical meetings during 2000, but took all action by unanimous written consent.

DIRECTOR COMPENSATION

    In 2000, each member of our board of directors who was not one of our employees received an annual fee of $25,000. We reimburse all directors for reasonable out of pocket expenses incurred in attending board and committee meetings.

    Each person who becomes a non-employee director also receives an option to buy 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on the date such person becomes a director. In addition, in each year during which our Stock Incentive Plan is in effect and a sufficient number of shares are available under the plan, on the day following each annual meeting of stockholders, each non-employee director will receive an option to purchase 5,000 shares of common stock at an exercise price equal to the fair market value of our common stock on such date. Each stock option will become fully exercisable on the first anniversary of its grant and will expire ten years from the date of grant, unless the non-employee director ceases to be a director. In that case, the exercise period will be shortened.

                                STOCK OWNERSHIP

    The following table provides you with information, as of March 15, 2001, regarding beneficial ownership of our common stock of (1) each stockholder that we know to be the beneficial owner of more than 5% of our outstanding common stock, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, (2) each of our directors, (3) each of our executive officers, and
(4) all of our directors and executive officers as a group. Unless otherwise indicated, the shares are held with sole voting and investment power.

                                                                          NO. OF SHARES
                                                                           ACQUIRABLE     PERCENT
                                                               NO. OF        THROUGH         OF
NAME OF BENEFICIAL OWNER                                      SHARES(1)   STOCK OPTIONS    CLASS
------------------------                                      ---------   -------------   --------
Elliott Associates, L.P.(2).................................  3,665,209           --        16.1%
Elliott International, L.P.(3)..............................  3,665,209           --        16.1%
Jonathan D. Pollock.........................................  7,330,418(6)     15,000       32.3%
Wall Street Associates(4)...................................  1,734,000           --         7.6%
Geocapital, LLC(5)..........................................  1,092,900           --         5.8%
Bill J. Lam.................................................    239,940       63,333         1.3%
David W. Sharp..............................................    212,782       46,000         1.1%
R. Clay Etheridge...........................................        500       45,000           *
James K. Cole...............................................    106,708       29,222           *
Derek Leach.................................................         --        5,000           *
Michael R. Latina...........................................  7,330,418(6)      5,000       32.2%
James Devine................................................    256,660(7)     71,667        1.4%
Edward L. Moses, Jr.........................................         --       65,000           *
All executive officers and directors as a group
  (9 persons)...............................................  8,147,008      345,722        37.3%

------------------------

*   Less than 1%

(1) Excludes shares subject to options that will be exercisable within 60 days, which shares are set forth separately in the next column.

(2) The address of Elliott Associates, L.P. is 712 Fifth Avenue, New York, New York 10019. Elliott Associates beneficially owns such shares indirectly through one of its subsidiaries.

(3) The address of Elliott International, L.P. (formerly known as Westgate International, L.P.) is c/o Midland Bank & Trust (Cayman), Post Office 1109, Georgetown, Grand Cayman, British West Indies.

(4) Based on a Schedule 13G, dated February 12, 2001, filed with the Securities and Exchange Commission. In its Schedule 13G, Wall Street Associates reported sole dispositive power with respect to 1,734,000 shares, and sole voting power with respect to 1,127,200 shares, as a result of securities ownership owned by advisory clients of Wall Street Associates. Wall Street Associates disclaims beneficial ownership of all such securities. The address of Wall Street Associates is 1200 Prospect Street, Suite 100, LaJolla, CA 92037.

(5) Based on a Schedule 13G, dated January 21, 2001, filed with the Securities and Exchange Commission. The address of Geocapital, LLC is 825 Third Avenue, New York, NY 10022-7519.

(6) Includes 7,330,418 shares owned by Elliott Associates, L.P. and Elliott International, L.P. (together, the "Principal Stockholders"). Mr. Pollock and Mr. Latina are employed by a corporation that is under common management with the Principal Stockholders. Mr. Pollock and Mr. Latina disclaim beneficial ownership of the shares owned by the Principal Stockholders.

(7) Mr. Devine disclaims beneficial ownership of these shares.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

    The following table provides you with information about the compensation we paid to our Chief Executive Officer and to each of our other executive officers for services rendered during the fiscal year ended December 31, 2000.

SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                        ----------------------------------   ----------------------------------
                                                                                     AWARDS            PAYOUTS
                                                                             -----------------------   --------
                                                                                          SECURITIES
                                                                             RESTRICTED   UNDERLYING
                                                              OTHER ANNUAL     STOCK       OPTIONS/      LTIP      ALL OTHER
                                         SALARY     BONUS     COMPENSATION     AWARDS       SAR'S      PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR       ($)        ($)         ($)(1)         ($)          (#)         ($)         ($)(2)
---------------------------  --------   --------   --------   ------------   ----------   ----------   --------   ------------
Bill J. Lam.............       2000     $287,500         --         --            --            --        --         $ 4,311
  President and Chief          1999      218,722         --         --            --       130,000        --           4,044
  Executive Officer            1998      202,928   $105,000         --            --        20,000        --           3,015

James Devine(3).........       2000     $119,562         --         --            --        55,000        --              --
  Chairman of the Board        1999       39,554         --         --            --       155,000        --              --
                               1998           --         --         --            --         5,000        --              --

R. Clay Etheridge(4)....       2000     $209,000         --         --            --            --        --         $ 5,445
  Executive Vice President     1999       63,272   $ 40,000(5)       --           --       135,000        --           5,610
  and Chief Operating
  Officer

David W. Sharp..........       2000     $200,000         --         --            --            --        --         $ 3,810
  Executive Vice President     1999      184,393         --         --            --        84,000        --           4,498
  and Chief Financial          1998      176,760   $ 75,000         --            --        20,000        --              --
  Officer

James K. Cole...........       2000     $152,964         --         --            --            --        --         $11,264
  Senior Vice President        1999      143,005         --         --            --        40,000        --           7,103
                               1998      143,003   $ 61,912         --            --        20,000        --           5,963

------------------------

(1) Perquisites and other personal benefits paid to each of the executive officers in 2000 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus for that year.

(2) Consists of premiums that we paid on term life insurance policies that we maintain for these executive officers for which we are not the named beneficiary.

(3) Mr. Devine became our Chairman of the Board on October 11, 1999.

(4) Mr. Etheridge became an Executive Vice President and our Chief Operating Officer on September 13, 1999.

(5) Mr. Etheridge received a $40,000 bonus upon the commencement of his employment with us.

STOCK OPTIONS

    The following table shows all stock options that we granted to our executive officers in 2000.

                             OPTION GRANTS IN 2000

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                        ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION FOR
                                                INDIVIDUAL GRANTS                          OPTION TERM(2)
                              ------------------------------------------------------   -----------------------
                               NUMBER OF      % OF TOTAL
                               SECURITIES    OPTIONS/SARS
                               UNDERLYING     GRANTED TO    EXERCISE OR
                              OPTIONS/SARS    EMPLOYEES     BASE PRICE    EXPIRATION
NAME                           GRANTED(#)     IN 2000(1)      ($/SH)         DATE        5%($)        10%($)
----                          ------------   ------------   -----------   ----------   ----------   ----------
Bill J. Lam.................         --             --            --            --            --           --

James Devine................     50,000          22.88%        $5.69        2/8/08      $135,836     $325,351
                                  5,000           2.28%        $8.69        5/8/09      $ 23,955     $ 59,003

R. Clay Etheridge...........         --             --            --            --            --           --

David W. Sharp..............         --             --            --            --            --           --

James K. Cole...............         --             --            --            --            --           --

------------------------

(1) Each respective percentage includes all options granted to that executive officer in 2000.

(2) We have calculated the appreciation over the term of the options, beginning with the exercise price of each respective option.

    The following table shows stock options exercised during the year 2000 and all outstanding stock options held by each of our executive officers as of December 31, 2000.

                          OPTIONS AT DECEMBER 31, 2000

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED
                                                           OPTIONS/SARS AT FISCAL    VALUE OF IN-THE-MONEY OPTIONS/
                                                                YEAR END (#)            SARS AT FISCAL YEAR END
                          SHARES                           -----------------------   ------------------------------
                       ACQUIRED ON                              EXERCISABLE/                  EXERCISABLE/
NAME                   EXERCISE (#)   VALUE REALIZED ($)        UNEXERCISABLE                UNEXERCISABLE
----                   ------------   ------------------   -----------------------   ------------------------------
Bill J. Lam..........     --               --                50,000/100,000            $637,497/$1,275,003

James Devine.........     --               --                60,000/155,000             $724,375/$2,084375

R. Clay Etheridge....     --               --                45,000/90,000             $567,000/$1,134,000

David W. Sharp.......     --               --                34,667/69,333              $427,502/$854,998

James K. Cole........   4,999           $68,609              16,667/33,333              $182,585/$275,153

EXECUTIVE EMPLOYMENT AGREEMENTS

    We have entered into employment agreements with all of our current executive officers. All such contracts also contain agreements of each of the executive officers to refrain from using or disclosing confidential information, and to refrain from competing with us in specified geographic areas during the officer's employment and for one year after the termination of such officer's employment.

    Our employment agreement with Mr. Lam originally provided for a term of January 1, 1998 until April 1, 2001 at an annual base salary of $200,000. On August 16, 1999, Mr. Lam's base salary was increased to $250,000. On April 1, 2000, in recognition of Mr. Lam's extraordinary effort and achievements in the performance of his duties as our President and Chief Executive Officer, we entered into an amendment of his employment agreement to provide for an extension of the term of the agreement until June 30, 2003 and an additional increase in his base salary to $300,000. Mr. Cole's employment agreement originally provided for a term of January 1, 1998 to April 1, 2001 at an annual base salary of $143,000. On April 1, 2001, we entered into an amendment of Mr. Cole's employment agreement to provide for an extension of the term of the agreement until March 31, 2004 at an annual base salary of $165,075. Mr. Sharp's employment agreement also originally provided for a term of January 1, 1998 to April 1, 2001 and originally provided for an annual base salary of $175,000. On August 16, 1999, Mr. Sharp's base salary was increased to $200,000. On April 1, 2001, we entered into an amendment to Mr. Sharp's employment agreement to provide for an extension of the term of the agreement until March 31, 2004. The term of the employment agreement for Mr. Etheridge is from September 1, 1999 until August 31, 2002 and provides for an annual base salary of $200,000. We may terminate each of the executive officer's employment at any time for cause or for breach of the employment agreement.

    On October 11, 1999, we entered into an employment agreement with Mr. Devine to assist us with our international expansion efforts. The agreement provides for a salary of $150,000 per year and has a three year term ending October 11, 2002. In connection with his employment agreement, Mr. Devine was granted an option, which vests annually in three equal increments, to purchase 150,000 shares of our common stock under our Stock Incentive Plan at a price of $5.9375 per share, the closing price of our common stock on the date of the grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committee include Messrs. Moses and Pollock. No member served as an officer or employee of our company or any of our subsidiaries prior to or while serving on our compensation committee. In 2000, none of our executive officers served as a director or member of the compensation committee of another entity, any of whose executive officers served on our board of directors or on our compensation committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    GENERAL

    The compensation committee was established in January 1998 in connection with our initial public offering. Our board of directors granted the compensation committee the authority, among other things, to review, analyze, and recommend compensation programs to our board of directors and to administer and grant awards under our Stock Incentive Plan. None of the members of the committee is a former or current officer or employee of our company.

    The compensation committee has structured its executive compensation policies to:

    - Emphasize performance-based compensation that balances rewards for short-term and long-term results;

    - Provide a competitive level of compensation that will assist us in attracting and retaining qualified executives; and

    - Link executive compensation to the interests of our stockholders.

    During 2000, our executive compensation program was comprised primarily of salaries with limited long-term incentives in the form of stock options.

    SALARY

    We have entered into employment agreements with each of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. The agreements establish the base salary for each officer during the term of the agreement. You can find further information regarding the employment agreements of the executive officers under "Executive Employment Agreements," above. We based the salaries in part on compensation levels necessary to attract and retain these executive officers and overall competitive and market conditions. We will review the salaries for the executives annually and, if appropriate, adjust them based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

    BONUSES

    We may pay annual cash incentive bonuses to our executives in an effort to provide a fully competitive compensation package, which is linked to the attainment of our short-term goals.

    STOCK-BASED INCENTIVE COMPENSATION

    We provide long-term incentives to our executives in the form of stock options under our Stock Incentive Plan. The purpose of our stock incentive program is to align the executive officers' interest with that of our stockholders by focusing on intermediate and long-term results. In furtherance of these objectives, we granted a total of 55,000 stock options to Mr. Devine in 2000.

    POSITION REGARDING COMPLIANCE WITH SECTION 162(M) OF THE INTERNAL REVENUE
     CODE

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to us for compensation paid to each of our executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by us have been structured to qualify as performance-based. Although none of our executive officers reached the deduction limitation in 2000, the compensation committee plans to continue to evaluate our cash and stock incentive programs as to the advisability of future compliance with
Section 162(m).

    COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

    We paid Mr. Lam a salary of $287,500 in 2000. Effective April 1, 2000, Mr. Lam's base salary was increased to $300,000 per year. We did not pay Mr. Lam an incentive bonus in 2000. Mr. Lam did not receive grants of stock options for shares of common stock during 2000.

                           THE COMPENSATION COMMITTEE

              JONATHAN D. POLLOCK              EDWARD L. MOSES, JR.

                             AUDIT COMMITTEE REPORT

    The audit committee is comprised of two members of our board of directors, Messrs. Leach and Pollock. The duties and responsibilities of the audit committee are set forth in a written charter adopted by the board of directors, which is attached to this proxy statement as Appendix A. Although each of the present members of the audit committee meets the current independence standards promulgated by the National Association of Securities Dealers (NASD), the committee will not meet the new independence standards of the NASD that become effective on June 14, 2001. The audit committee is reviewing the new standards and will make recommendations to the board to ensure that the composition of the audit committee meets these listing standards by June 2001.

    In fulfilling its responsibilities under its charter during 2000, the audit committee reviewed and discussed the company's audited financial statements with management, which has the primary responsibility for the financial statements, and the company's independent auditors, Arthur Andersen LLP, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles. The discussions included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The audit committee also reviewed all fees paid to the independent auditors and has considered whether the rendering of non-audit services is compatible with maintaining the independence of Arthur Andersen LLP. These fees are described immediately following this report.

    The audit committee reviewed with Arthur Andersen LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the audit committee has received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with Arthur Andersen LLP their independence from the company.

    Based on the review and discussions stated above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2000.

                              THE AUDIT COMMITTEE

                 DEREK LEACH                 JONATHAN D. POLLOCK

INDEPENDENT AUDITORS FEES

    AUDIT FEES. Arthur Andersen LLP billed us $114,500 for services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION. Arthur Andersen LLP did not bill us for certain non-audit services as specified in Rule 2-01 of Regulation S-X.

    ALL OTHER FEES. Arthur Andersen LLP billed us $55,000 for all other services not included in the figures above.

                 PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN

GENERAL

    The board believes that our growth depends significantly upon the efforts of our officers and key employees and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in us. In accordance with this philosophy, in 1998 the board adopted and the stockholders approved our Stock Incentive Plan (the Plan).

    Under the Plan, key employees, officers, directors who are our employees and consultants and advisors (the Eligible Persons) are eligible to receive: (i) incentive and non-qualified stock options; (ii) restricted stock; and (iii) other stock-based awards (collectively, the Incentives) when designated by the compensation committee. Our non-employee directors receive option grants under the Plan as described under "Stock Options for Outside Directors" below, without action by the compensation committee. Presently, 170 of our employees, including our executive officers and four non-employee directors, participate in the Plan.

THE PROPOSED AMENDMENT

    The board has approved a proposed amendment to the Plan to increase the number of shares of common stock subject to the Plan to 3,150,000 from 2,400,000 (the Amendment), and has directed that the Amendment be submitted for approval by our stockholders at the 2001 annual meeting. The board recommends that our stockholders approve the Amendment.

    The board is committed to creating and maintaining a compensation system based to a significant extent on grants of equity-based incentive awards. The board considers equity-based incentives an important component of its efforts to attract and retain talented individuals and an increasing need as we require additional executive talent. In addition, the board believes that option grants help us to attain our long-term goals by linking the compensation of key employees to shareholder returns. The board believes that approval of the proposed Amendment will allow us to continue to provide management and employees with a proprietary interest in our growth and performance.

SHARES ISSUABLE THROUGH THE PLAN

    The 3,150,000 shares of common stock authorized to be issued under the Plan pursuant to the proposed Amendment represent approximately 13.8% of the shares of common stock outstanding on March 29, 2001. As of December 31, 2000, options to acquire 2,005,379 shares of common stock were outstanding. The options had been granted under the Plan to officers, directors and employees. Incentives with respect to no more than 400,000 shares of common stock may be granted through the Plan to a single participant in any one calendar year.

    Proportionate adjustments will be made to the number of shares of common stock subject to the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the common stock. In the event of such adjustments, the purchase price of any outstanding option, the performance objectives of any Incentive, and the shares of common stock issuable pursuant to any Incentive will be adjusted as and to the extent appropriate, in the reasonable discretion of the compensation committee, to provide participants with the same relative rights before and after such adjustment.

    On March 29, 2001, the closing sale price of a share of our common stock, as reported on the Nasdaq National Market, was $22.81.

ADMINISTRATION OF THE PLAN

    The compensation committee administers the Plan, has authority to award Incentives under the Plan, to interpret the Plan, to establish rules or regulations relating to the Plan, to make any other determination that it believes necessary or advisable for the proper administration of the Plan and to delegate its authority as appropriate. With respect to participants not subject to Section 16 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code of 1986 (the Code), the compensation committee may delegate its authority to grant Incentives under the Plan to any of our appropriate personnel.

AMENDMENTS TO THE PLAN

    The board may amend or discontinue the Plan at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including any approval necessary to qualify Incentives as "performance-based" compensation under Section 162(m) of the Code or any successor provision, if such qualification is deemed necessary or advisable by the compensation committee. Except in limited circumstances no amendment or discontinuance of the Plan may change or impair any previously-granted Incentive without the consent of the recipient thereof.

TYPES OF INCENTIVES

    STOCK OPTIONS. A stock option is a right to purchase shares of common stock from us. The compensation committee may grant non-qualified stock options or incentive stock options to purchase shares of common stock. The committee will determine the number and exercise price of the options, provided that the option exercise price may not be less than the fair market value of the common stock on the date of grant, except that, under certain circumstances, and in connection with an acquisition, consolidation, merger or other extraordinary transaction, options may be granted at less than the then fair market value in order to replace options previously granted by one or more parties to such transaction. The term of the options and the time or times that the options become exercisable will also be determined by the compensation committee, provided that the term of an incentive stock option may not exceed 10 years.

    The option exercise price may be paid in cash, by check, in shares of common stock that, unless otherwise permitted by the compensation committee, have been held for a least six months, or through a broker-assisted exercise.

    Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

    RESTRICTED STOCK. Restricted stock consists of shares of common stock that are transferred to a participant for past services, but are subject to restrictions regarding their sale, pledge or other transfer by the participant for a specified period of time (the Restricted Period). The compensation committee has the power to determine the number of shares to be transferred to a participant as restricted stock. All shares of restricted stock will be subject to such restrictions as the compensation committee may designate in the incentive agreement with the participant, including, among other things, that the shares of common stock are required to be forfeited or resold to us in the event of termination of employment or in the event that specified performance goals or targets are not met. A Restricted Period of at least three years is required, except that if vesting is subject to the attainment of performance goals, a minimum Restricted Period of one year is required. Subject to the terms and conditions of the Plan and any restrictions on the receipt of dividends that may be imposed in the incentive agreement, each participant receiving restricted stock will have the rights of a shareholder with respect thereto, including, without limitation, the right to vote any shares of common stock. To the extent that restricted stock is intended to vest based upon the achievement of pre-established performance goals rather than solely upon continued employment over a period of time, the performance goals pursuant to which the restricted stock shall vest shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in our cash flow, of one of our divisions or a subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or relative to levels attained in prior years.

    OTHER STOCK-BASED AWARDS. The compensation committee is authorized to grant to Eligible Persons an other stock-based award (Other Stock-Based Award), which consists of an award, the value of which is based in whole or in part on the value of shares of common stock, other than a stock option or a share of restricted stock. Other Stock-Based Awards may be awards of shares of common stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock. The compensation committee determines the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. Except in the case of an Other Stock-Based Award granted in assumption of or in substitution for an outstanding award of a company acquired by us or with which we combine, the price at which securities may be purchased pursuant to any Other Stock-Based Award or the provision, if any, of any such award that is analogous to the purchase or exercise price, may not be less than 100% of the fair market value of the securities to which such award relates on the date of grant. An Other Stock-Based Award may provide the holder thereof with dividends or dividend equivalents, payable in cash or shares of common stock, on a current or deferred basis. Other Stock-Based Awards intended to qualify as "performance-based compensation" shall be paid based upon the achievement of pre-established performance goals. The performance goals pursuant to which Other Stock-Based Awards may be earned shall be any or a combination of the following performance measures: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, stock price, return on equity, return on total capital, safety performance, reduction of expenses or increase in our cash flow, of one of our divisions or a subsidiary. For any performance period, such performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or relative to levels attained in prior years. The grant of an Other Stock-Based Award to a participant will not create any rights in such participant as one of our stockholders until the issuance of shares of common stock with respect to such Other Stock-Based Award.

STOCK OPTIONS FOR OUTSIDE DIRECTORS

    Upon completion of our initial public offering of common stock in December 1998, each director who was not also one of our employees (an Outside Director) was granted non-qualified options to purchase 5,000 shares of common stock at an exercise price equal to the initial public offering price. Each new Outside Director is also granted non-qualified options to purchase 5,000 shares of common stock at such time as he first becomes a member of the board. In addition, for as long as the Plan remains in effect and shares of common stock remain available for issuance thereunder, each Outside Director will be automatically granted a non-qualified stock option to purchase 5,000 shares of common stock on the date following the annual meeting of our stockholders, without any action on the part of the compensation committee. These options become exercisable one year after grant and have exercise prices per share equal to the fair market value of a share of common stock on the date of grant. Director options expire ten years after the date of grant, except that to the extent otherwise exercisable, director options must be exercised within three months from termination of board service or, in the event of death, disability or retirement on or after reaching age 65, within eighteen months thereafter.

CHANGE OF CONTROL

    All outstanding stock options granted under the Plan will automatically become fully exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved or waived by us upon (i) approval by our stockholders of a reorganization, merger or consolidation of us or sale of all or substantially all of our assets, unless (x) all or substantially all of the individuals and entities who were the beneficial owners of our outstanding common stock and voting securities entitled to vote generally in the election of directors immediately prior to such transaction have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the resulting corporation; (y) except to the extent that such ownership existed prior to the transaction, no person (excluding any corporation resulting from the transaction or any employee benefit plan or related trusts of us or the resulting corporation) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting corporation or 30% or more of the combined voting power of the then outstanding voting securities of the resulting corporation; and (z) a majority of the board of directors of the resulting corporation were members of our board of directors at the time of the execution of the initial agreement or of the action of the board providing for the transaction; (ii) approval by our stockholders of our complete liquidation or dissolution; (iii) a person or group of persons becoming the beneficial owner of more than 50% of our common stock (subject to certain exceptions); or (iv) the individuals who as of the adoption of the Plan constitute the board (the Incumbent Board) or who subsequently become a member of the board with the approval of at least a majority of the directors then comprising the Incumbent Board other than in connection with an actual or threatened election contest cease to constitute at least a majority of the board (each, a Significant Transaction).

    The compensation committee also has the authority to take several actions regarding outstanding Incentives upon the occurrence of a Significant Transaction, including (i) requiring that all outstanding options remain exercisable only for a limited time, (ii) making equitable adjustments to Incentives as the compensation committee deems in its discretion necessary to reflect the Significant Transaction or (iii) providing that an option under the Plan shall become an option relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the Significant Transaction if the participant had been immediately prior to the Significant Transaction the holder of record of the number of shares of common stock then covered by such options.

TRANSFERABILITY OF INCENTIVES

    Incentives are transferable only by will, by the laws of descent and distribution and pursuant to a domestic relations order, except that stock options may also be transferred, if permitted by the compensation committee and if so provided in the incentive agreement or an amendment thereto, to immediate family members, to a family partnership, to a family limited liability company or to a trust for the sole benefit of immediate family members.

EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

    If a participant ceases to be one of our employees for any reason, including death, disability or retirement, any Incentive may be exercised, shall vest or shall expire at such time or times as may be determined by the compensation committee in the incentive agreement with the participant. The compensation committee has authority to modify the treatment of an incentive in the event of termination of employment of a participant by means of an amendment to the incentive agreement. Consent of the participant is required only if the modification materially impairs the rights previously provided to the participant in the incentive agreement.

PAYMENT OF WITHHOLDING TAXES IN STOCK

    A participant may, but is not required to, satisfy his or her withholding tax obligation by electing to have us withhold, from the shares the participant would otherwise receive upon exercise or vesting of an Incentive, shares of common stock having a value equal to the amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and is subject to the compensation committee's right of disapproval.

FEDERAL INCOME TAX CONSEQUENCES

    Under existing federal income tax provisions, a participant who receives stock options or who receives shares of restricted stock that are subject to restrictions that create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year such Incentive is granted.

    When a non-qualified stock option granted pursuant to the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate fair market value of the shares of common stock on the exercise date and the aggregate purchase price of the shares of common stock as to which the option is exercised, and, subject to Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

    A participant generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of adjustment, which may, depending on particular factors relating to the participant, subject the participant to the alternative minimum tax imposed by
Section 55 of the Code. A participant will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the participant does not dispose of such stock within either two years from the date of grant or one year from the date of exercise of the incentive stock option (the Required Holding Periods). A participant disposing of such shares before the expiration of the Required Holding Period will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. We will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the participant disposes of the common stock received upon exercise before the expiration of the Required Holding Periods.

    A participant who receives restricted stock will normally recognize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. A participant may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. Subject to the limitations imposed by Section 162(m) of the Code, we will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the participant. Dividends currently paid to the participant will be taxable compensation income to the participant and deductible by us.

    A participant who receives a stock award under the Plan will realize ordinary income in the year of the award equal to the fair market value of the shares of common stock covered by the award on the date it is made and, subject to Section 162(m) of the Code, we will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

    When the exercisability or vesting of an Incentive granted under the Plan is accelerated upon a change of control, any excess on the date of the change in control of the fair market value of the shares or cash issued under Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of such employee for the five years preceding such change in ownership or control. An "excess parachute payment" with respect to any employee, is the excess of the present value of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change in control are characterized as parachute payments, such employee will be subject to a 20% excise tax on the excess parachute payments pursuant to Section 4999 of the Code, and we will be denied any deduction with respect to such excess parachute payments.

    This summary of federal income tax consequences does not purport to be complete. Reference should be made to the applicable provisions of the Code. There also may be state and local income tax consequences applicable to transactions involving Incentives.

VOTE REQUIRED

    The affirmative vote of the majority of the total votes cast in person or by proxy is required for approval of the Amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE STOCK INCENTIVE PLAN.

                               PERFORMANCE GRAPH

    The graph and corresponding table below compares the total stockholder return on our common stock since our initial public offering on April 1, 1998 until December 31, 2000 with the total return on the S&P 500 Index and our Peer Group Index for the same period. Our Peer Index Graph consists of Global Industries, Ltd., Stolt Comex Seaway S.A., Cal Dive International, Inc., Coflexip Stena Offshore Group, S.A. and McDermott International, Inc(1). The information in the graph is based on the assumption of a $100 investment on April 1, 1998 at the initial public offering price of $13 per share.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   TOTAL RETURN TO STOCKHOLDERS
(ASSUMES $100 INVESTMENT ON 4/1/98)
                                     Horizon  Peer Group  S&P 500 Index
Value 4/1/98                          100.00      100.00         100.00
Value 12/31/98                         42.31       40.09         110.87
Value12/31/99                          41.38       57.43         132.51
Value 12/31/00                        151.92       66.02         119.08

                                                           TOTAL STOCKHOLDER RETURN
                                   -------------------------------------------------------------------------
INDEX                              APRIL 1, 1998   DECEMBER 31, 1998   DECEMBER 31, 1999   DECEMBER 31, 2000
-----                              -------------   -----------------   -----------------   -----------------
Horizon Offshore, Inc............     $100.0            $ 42.31             $ 41.38             $151.92
Peer Group Index.................     $100.0            $ 40.09             $ 57.43             $ 66.02
S & P 500 Index..................     $100.0            $110.87             $132.51             $119.08

------------------------

(1) Our Peer Index Graph has been adjusted for the omission of Transcoastal Marine Services, Inc, which has recently ceased business operations. It has been replaced with McDermott International, Inc.

                              CERTAIN TRANSACTIONS

    On August 18, 1998 we entered into a master services agreement with Odyssea Marine, Inc. (Odyssea) to charter certain marine vessels from Odyssea. During the 2000 fiscal year, Odyssea billed us $11,300,000 and we paid Odyssea $11,000,000 for services rendered under the agreement. As of December 31, 2000, we owed Odyssea $300,000 for services rendered.

    We have entered into a registration rights agreement with the Principal Stockholders pursuant to which the Principal Stockholders have limited rights to require us to register under the Securities Act of 1933 shares of our common stock owned by them. The Principal Stockholders are entitled to three demand registrations. If either of the Principal Stockholders makes such a demand, the other is entitled to include its shares in such registration. If we propose to register any shares of our common stock under the Securities Act in connection with a public offering, either of the Principal Stockholders may require us to include all or a portion of the shares of common stock held by them.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% beneficial owners to file with the SEC reports of ownership and changes in ownership of our equity securities. During 2000, a Form 4 on behalf of Mr. Devine was inadvertently filed late due to a clerical error.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

    Our consolidated financial statements for the year ended December 31, 2000, were audited by the firm of Arthur Anderson LLP. Our board of directors has approved the retention of Arthur Anderson LLP for the fiscal year ending December 31, 2001. We expect that representatives of Arthur Anderson LLP will be present at our 2000 annual meeting, and they will have the opportunity to make any statement if they desire to do so. They will also be available to respond to appropriate questions from you.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ DAVID W. SHARP

                                          David W. Sharp
                                          SECRETARY

Houston, Texas
April 10, 2001

                                   APPENDIX A

                             HORIZON OFFSHORE, INC.
                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    The audit committee will be appointed by the board of directors and will be composed of such number of directors and having such qualifications as will at all times meet the requirements of then applicable rules of the Nasdaq National Market governing audit committees. All audit committee members will be independent and financially literate and at least one of them will be financially experienced.

RESPONSIBILITIES

    The primary responsibility of the audit committee will be to assist the board of directors in fulfilling its fiduciary duties to Horizon's stockholders with respect to financial matters. In fulfilling this responsibility, the audit committee will have oversight responsibility for Horizon's financial statements and its financial reporting process, systems of internal accounting and financial controls and the annual independent audit of its financial statements, as established by company management and the board of directors.

    In carrying out their duties, the audit committee will:

    - Obtain the full board of directors' approval of this charter and reassess this charter as conditions dictate (at least annually).

    - Review and recommend to the board of directors the independent auditors to be selected to audit Horizon's consolidated financial statements and the adequacy of their compensation.

    - On an annual basis, obtain from the independent auditors a written statement delineating all their relationships with the company and its subsidiaries consistent with generally accepted auditing standards. In addition, the committee will review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to oversee the independence of the auditors.

    - Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the stockholders' representatives, who have ultimate authority in deciding to engage, evaluate and, if appropriate, terminate their services.

    - Meet with the independent auditors and financial management to review the scope of the proposed audit and timely quarterly reviews for the current year, the procedures to be utilized and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors and financial management, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for improvement to internal controls or particular areas where new or more detailed controls or procedures are desirable.

    - Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any of the matters required to be communicated to the committee by the auditors. The chairman of the audit committee may represent the entire committee for purposes of this review.

    - Review the audited financial statements contained in the Form 10-K and annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements. Review with financial management and the independent auditors the results of their analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also, obtain assurances from the independent auditors that the audit was conducted in accordance with generally accepted auditing standards and requirements imposed under the federal securities laws.

    - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present to discuss their audit and financial management personnel and resources.

    - Review with the company's outside counsel any legal matters that may have a material impact on the financial statements.

    - Obtain from the independent auditors assurances that during the course of their audit they did not detect or become aware of information indicating that an illegal act has occurred that they have determined is not clearly inconsequential.

    - Report the results of the annual audit to the board of directors.

    - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    While the committee has the responsibilities and powers set forth in this charter, it is not contemplated the committee will have staff or resources to independently perform its obligations. The committee will rely upon company management, the independent auditors and legal counsel to provide them with information, opinions, reports or statements, and will be fully protected in relying in good faith upon the records of the company and such information, opinions, reports or statements as to matters the committee reasonably believes are within such other persons' professional or expert competence. The committee will not have any duty to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principals. This is the responsibility of management and the independent accountants. It is also not the duty of the committee to conduct investigations, resolve disagreements, if any, between management and the independent auditors or to insure compliance with laws, regulations and company policies.

ANNUAL REPORT

    The audit committee will make an annual report, which will be included in the proxy statement for the annual meeting of stockholders, commencing with the 2001 annual meeting of stockholders. In the report the audit committee will state whether it performed its annual tasks described above.

                             HORIZON OFFSHORE, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 10, 2001

    The undersigned hereby appoints David W. Sharp proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated below, all of the shares of common stock of Horizon Offshore, Inc. (the "Company") that the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 10, 2001, and any adjournments thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSAL 2.

     1. Election of directors

     FOR [ ] all nominees listed below    Withhold Authority [ ] to vote for all
             nominees (except as marked                          listed below
             to the contrary below)

          INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEES' NAME BELOW.

                  Jonathan D. Pollock                           Bill J. Lam


     2. The amendment to the Company's 1999 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan.

          FOR [ ]                   AGAINST [ ]               ABSTAIN [ ]

     3. In his discretion, to vote upon such other business as may properly come before the annual meeting and any adjournments thereof.

                            (Please See Reverse Side)

          Please specify your choices by marking the appropriate boxes on the reverse side. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE. THE INDIVIDUAL DESIGNATED ON THE REVERSE SIDE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

                                         Date: ____________________, 2001


                                         -----------------------------------
                                                Signature of Stockholder


                                         -----------------------------------
                                                Signature if held jointly


                                         Please sign exactly as name appears
                                         hereon. When signing as executor,
                                         administrator, attorney, trustee, or
                                         guardian please give full title as
                                         such. If a corporation, please sign
                                         full corporate name by president or
                                         other authorized officer. If a
                                         partnership, please sign in partnership
                                         name by authorized persons.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.